                                                                     EXHIBIT 4.4

            8.96% SERIES G                                                     8.96% SERIES G
        CUMULATIVE REDEEMABLE      [LOGO       AVALON                       CUMULATIVE REDEEMABLE
           PREFFERED STOCK         APPEARS     BAY                             PREFERRED STOCK
                                   HERE]       COMMUNITIES, INC.
                                                                            SEE REVERSE FOR CERTAIN              SHARES
NUMBER      THIS CERTIFICATE IS                                           DEFINITIONS AND RESTRICTIONS
NYG      TRANSFERRABLE IN NEW YORK

             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

          THIS CERTIFIES THAT                                 CUSIP 053373 80 9




          IS THE OWNER OF

               FULLY PAID AND NON-ASSESSABLE SHARES OF 8.96% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF

          Avalon Bay Communities, Inc. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

               The shares evidenced by this Certificate are subject to, among other things, restrictions on transferability and ownership, and may be exchanged automatically for shares of Excess Stock which do not have voting rights and may become redeemable. See reverse side of this Certificate for a summary of the rights, preferences, privileges and restrictions of each class or series of shares, and instructions for information on how to obtain a copy of the rights, preferences, privileges and restrictions of each class or series of shares.

               Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


[SEAL]    Dated                       [PICTURE APPEARS HERE]

          /s/ Gilbert M. Meyer

          Chairman of the Board          COUNTERSIGNED AND REGISTERED:
                                                       TRANSFER AGENT
                                                        AND REGISTRAR
          /s/ Jeffrey B. Van Horn
                                         BY
              SECRETARY
                                                       AUTHORIZED SIGNATURE
American Bank Note Company

     The shares of Avalon Bay Communities, Inc. (the "Corporation") represented by this certificate are subject to restrictions set forth in the Corporation's charter, as the same may be amended from time to time, which prohibit in general
(a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the Stock of the Corporation that is inconsistent with (i) the requirements of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts or (ii) the charter of the Corporation, and the holder of this certificate by his, her or its acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's charter, as the same may be amended from time to time.

     The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the charter and bylaws, each as amended, of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the transfer agent named on the face hereof.

     The Corporation is authorized to issue more than one class of stock, including preferred stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly owned unissued series of preferred stock, and to fix the number of shares and the designation of any series of preferred stock.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common                   UNIF GIFT MIN ACT --- ___________ Custodian___________________
TEN ENT -- as tenants by the entireties                                    (Cust)                 (Minor)
JT TEN  -- as joint tenants with right of                               under Uniform Gifts to Minors
           survivorship and not as tenants                              Act______________________________
           in common                                                                   (State)
                                                  UNIF TRF MIN ACT ---  ___________ Custodian (until age___)
                                                                           (Cust)
                                                                        ____________ under Uniform Transfers
                                                                             (Minor)
                                                                        to Minors Act_______________________
                                                                                             (State)



    Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  INDENTIFYING NUMBER OF ASSIGNEE
_______________________________________

_______________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the 8.96% Series G Cumulative Redeemable Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said 8.96% Series G Cumulative Redeemable Preferred Stock on the books of the said Corporation, pursuant to the provisions of the Bylaws thereof, with full powers of substitution in the premises.

Dated ____________________

                                   _____________________________________________
                         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON
                                   THE FACE OF THE CERTIFICATE IN EVERY
                                   PARTICULAR, WITHOUT ALTERATION OR
                                   ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED
(BY AN ELIGIBLE GUARANTOR INSTITUTION
BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS, WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17 Ad-15.